Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on August 5, 2013. All such transactions were purchases or sales of Shares effected by 40 North Investments LP in the open market, and the table includes commissions paid in per share prices.

Trade Date	Buy/Sell	Quantity	Price
06/06/2013	Sell	(1,800)	39.34
06/06/2013	Sell	(1,800)	39.34
06/11/2013	Buy	24,376	38.38
06/11/2013	Buy	10,000	37.88
06/11/2013	Buy	10,000	37.88
06/11/2013	Buy	16,500	38.06
06/11/2013	Buy	16,500	38.06
06/14/2013	Buy	3,250	38.32
06/14/2013	Buy	3,250	38.32
06/20/2013	Buy	1,885	38.73
06/20/2013	Buy	1,885	38.73
06/28/2013	Buy	5,102	39.95
06/28/2013	Buy	5,101	39.95
07/01/2013	Buy	4,303	41.67
07/01/2013	Buy	4,302	41.67
07/01/2013	Sell	(20,000)	42.31
07/09/2013	Sell	(35,000)	44.94
07/10/2013	Sell	(5,535)	45.12
07/11/2013	Sell	(4,832)	46.14
07/11/2013	Sell	(4,831)	46.14
07/12/2013	Sell	(3,050)	46.05
07/12/2013	Sell	(3,050)	46.05
07/19/2013	Buy	5,885	42.73
07/24/2013	Buy	6,700	40.92
07/24/2013	Buy	6,700	40.92
07/24/2013	Buy	6,610	40.92
07/24/2013	Buy	6,700	40.92
07/25/2013	Buy	6,100	40.80
07/25/2013	Buy	6,011	40.80